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                                                                    EXHIBIT 10.9


                                   DEERE & COMPANY

                         VOLUNTARY DEFERRED COMPENSATION PLAN









                                ADOPTED 28 AUGUST 1985
                               AMENDED 11 DECEMBER 1986
                     AMENDED 26 MAY 1993 - EFFECTIVE 1 JULY 1993
                  AMENDED 7 DECEMBER 1994 - EFFECTIVE 1 JANUARY 1995
                  AMENDED 4 DECEMBER 1996 - EFFECTIVE 1 JANUARY 1997

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                                  TABLE OF CONTENTS

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Section                                                               Page
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I.     ESTABLISHMENT AND PURPOSE

       1.1   Establishment                                            1
       1.2   Purpose                                                  1


II.    DEFINITIONS

       2.1   Definitions                                              1
       2.2   Gender and Number                                        2


III.   ELIGIBILITY FOR PARTICIPATION

       3.1   Eligibility                                              2


IV.    ELECTION TO DEFER

       4.1   Deferral Amount                                          2
       4.2   Deferral Period and Payment Method                       3
       4.3   Irrevocable Elections                                    3


V.     DEFERRED ACCOUNTS

       5.1   Participant Accounts                                     3
       5.2   Growth Additions                                         4
       5.3   Effect on other Company Benefits                         4
       5.4   Charges Against Accounts                                 4
       5.5   Contractual Obligation                                   4
       5.6   Unsecured Interest                                       4


VI.    PAYMENT OF DEFERRED AMOUNTS

       6.1   Payment of Deferred Amounts                              4
       6.2   Financial Hardship                                       5

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Section                                                            Page
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VII.   BENEFICIARY

       7.1   Beneficiary                                              5

VIII.  RIGHTS OF EMPLOYEES, PARTICIPANTS

       8.1   Employment                                               6
       8.2   Nontransferability                                       6


IX.    ADMINISTRATION

       9.1   Administration                                           6


X.     AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN

       10.1  Amendment, Modification and Termination of the Plan      7


XI.    MERGER OR CONSOLIDATION

       11.1  Merger or Consolidation                                  7


XII.   REQUIREMENTS OF LAW

       12.1  Requirements of Law                                      7
       12.2  Governing Law                                            7


XIII.  WITHHOLDING TAXES

       13.1  Withholding Taxes                                        8


XIV.   EFFECTIVE DATE OF THE PLAN

       14.1  Effective Date                                           8


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                                   DEERE & COMPANY


                         VOLUNTARY DEFERRED COMPENSATION PLAN




                        SECTION 1.  ESTABLISHMENT AND PURPOSE


1.1 ESTABLISHMENT. Deere & Company, a Delaware corporation, hereby establishes, effective as of November 1, 1985, a deferred compensation plan for executives as described herein, which shall be known as the DEERE & COMPANY VOLUNTARY DEFERRED COMPENSATION PLAN (hereinafter called the "Plan").

1.2 PURPOSE. The purpose of this Plan is to provide a means whereby short-term incentive awards, including performance bonus, cash bonus and profit sharing awards, and base salary payable by the Company to key personnel may be deferred for a specified period.


                               SECTION 2.  DEFINITIONS


2.1 DEFINITIONS. Whenever used hereinafter, the following terms shall have the meaning set forth below:

       (a)    "Board" means the Board of Directors of the Company.

       (b) "Committee" means the Board Committee on Compensation of the Board.

       (c)    "Company" means DEERE & COMPANY, a Delaware corporation.

       (d) "Employee" means a regular salaried key employee (including officers and directors who are also employees) of the Company or its Subsidiaries, or any branch or division thereof.

       (e) "Participant" means an Employee designated by the Committee to participate in this Plan.

       (f) "Subsidiary" means any corporation, a majority of the total combined voting power of all classes of stock of which is directly or indirectly owned by the Company.

       (g) "Fiscal Year" means the 12-month period beginning November 1 and ending October 31.

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2.2    GENDER AND NUMBER.  Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


                      SECTION 3.  ELIGIBILITY FOR PARTICIPATION


3.1 ELIGIBILITY. Participation in the Plan shall be limited to those Employees of the Company or any Subsidiary who are key to the Company's growth and success and who are designated as Participants by the Committee. In the event an Employee no longer meets the requirements for Participation in this Plan, he shall become an inactive Participant, retaining all the rights described under this Plan, except the right to make any further deferrals, until the time that he again becomes an active Participant.


                            SECTION 4.  ELECTION TO DEFER


4.1    DEFERRAL AMOUNT

       (a) Any Participant may elect to defer any part (in 5% increments up to 95%) of an award to be paid under the provisions of the John Deere Performance Bonus Plan. Such election must be made in writing prior to the beginning of the Fiscal Year upon which the award is based. Notwithstanding the Participant's election, enough of the award must be paid in cash to cover all withholding taxes. If not, the Company shall be authorized to reduce the Participant's elected deferral in 5% increments until the withholding taxes are covered.

       (b) Any Participant may elect to defer any part (in 5% increments up to 95%) of base salary. Such election must be made in writing prior to the beginning of the calendar quarter in which the deferrals are to commence and shall remain in effect for all remaining calendar quarters of the calendar year. The deferral percent may be increased in subsequent calendar quarters, but may not be decreased. Notwithstanding the Participant's election, enough salary must be paid in cash to cover all withholding taxes and Participant payroll elections, such as health care premiums, Deere PAC, United Way, Optional Life Insurance, etc. If not, the Company shall be authorized to reduce the Participant's elected deferral in 5% increments until the withholding taxes and the Participant's payroll elections are covered, and the reduced deferral percent shall remain in effect until the beginning of the next calendar quarter, at which

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              time it shall revert to the Participant's stated deferral percent subject to the same reduction potential.

              Notwithstanding amounts elected by the Participant for deferral from the John Deere Performance Bonus Plan award, the total deferred portion shall not be less than $1,000 in any given calendar year. In the event the total deferred amount is less than $1,000, it shall be paid pursuant to the normal payout schedule for the John Deere Performance Bonus Plan.

              Amounts of less than $1,000 per calendar quarter shall not be deferred from salary.

4.2 DEFERRAL PERIOD AND PAYMENT METHOD. If the Participant defers any amount pursuant to Section 4.1, the Participant shall also designate the period and payment method for the deferral in the election. Payments of the deferral amounts, plus any growth additions thereon, shall be made on the date or dates specified by the Participant in the election. However, if death, total and permanent disability, or termination (other than retirement) occurs before retirement, all remaining deferrals plus any growth additions, shall be distributed as a single lump sum payment in January of the calendar year following the date of such death, disability or termination.

       In all other cases, the distribution must begin on a date specified by the Participant in the election (whether the distribution is scheduled to begin before or after the date of retirement) but no later than ten years following the date of retirement. The Participant may elect to have distribution made in up to ten annual installments from the date distribution is to begin, but such distribution must be completed within ten years following retirement.

       If the Participant wishes to designate a distribution after retirement, the Participant may designate in the election that distribution shall begin at retirement or begin at a specified point in time, or during a specified month, following the date of retirement, (Example #1:
       Distribution to begin three months after retirement.  Example #2:
       Distribution to begin the January of the year following retirement.)

4.3 IRREVOCABLE ELECTIONS. The elections in Sections 4.1 and 4.2 are irrevocable and may not be modified or terminated by the Participant or his beneficiary.



                            SECTION 5.  DEFERRED ACCOUNTS


5.1 PARTICIPANT ACCOUNTS. The Company shall establish and maintain a bookkeeping account for each Participant, to be credited as of the date the John Deere


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       Performance Bonus Plan  award or salary is actually deferred.  While the
       John Deere Performance Bonus Plan deferral will be credited to the Participant's account when deferred as stated above, it will not begin earning growth additions, under Section 5.2, until the first day of the succeeding calendar quarter following the date of deferral.

5.2 GROWTH ADDITIONS. Each Participant's account shall be credited on the first day of each calendar quarter with a growth addition computed on the balance in the account as of the last day of the immediately preceding quarter. The growth addition shall be equal to said account balance multiplied by a growth increment. The method for determining the growth increment shall be determined from time to time by the Committee. The method of determining the growth increment, as stated on the election form, that is in effect on the first date a growth addition is added to a Participant's account will remain in effect for that deferral until that entire deferral, and growth additions attributable to it, have been distributed for a given deferral.

5.3    EFFECT ON OTHER COMPANY BENEFITS. Salary or bonus is deferred pursuant to
       Section 4.1 of this Plan shall not decrease in any way benefits provided under any other Company sponsored benefit plan. In the event deferrals under this Plan decrease benefits payable under any qualified retirement plan or limit deferrals under any qualified defined contribution plan, such decrease or limit shall be restored by immediate participation in the John Deere Supplementary Pension Plan or the Defined Contribution Restoration Plan.

5.4 CHARGES AGAINST ACCOUNTS. There shall be charged against each Participant's account any payments made to the Participant or to his beneficiary in accordance with Section 6 hereof.

5.5 CONTRACTUAL OBLIGATION. It is intended that the Company is under a contractual obligation to make payments from a Participant's account when due. Account balances shall not be financed through a trust fund or insurance contracts or otherwise unless owned by the Company. Payment of account balances shall be made out of the general funds of the Company.

5.6 UNSECURED INTEREST. No Participant or beneficiary shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                       SECTION 6.  PAYMENT OF DEFERRED AMOUNTS


6.1 PAYMENT OF DEFERRED AMOUNTS. Payment of a Participant's deferred salary, or short-term incentive John Deere Performance Bonus Plan award plus


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       accumulated growth additions attributable thereto, shall be paid in a lump sum or in approximately equal annual installments, in the manner elected by the Participant under Sections 4.1 and 4.2 of this Plan.

6.2 FINANCIAL HARDSHIP. The Committee, at its sole discretion, may alter the timing or manner of payment of deferred amounts in the event that the Participant establishes, to the satisfaction of the Board, severe financial hardship. In such event, the Committee may:

       (a) provide that all or a portion of the amount previously deferred by the Participant shall be paid immediately in a lump sum cash payment,

       (b) provide that all or a portion of the installments payable over a period of time shall be paid immediately in a lump sum, or

       (c) provide for such other installment payment schedules as it deems appropriate under the circumstances,

       as long as the amount distributed shall not be in excess of that amount which is necessary for the Participant to meet the financial hardship.

       Severe financial hardship will be deemed to have occurred in the event of the Participant's impending bankruptcy, a dependent's long and serious illness, other events of similar magnitude or the invalidation of a deferral election by the Internal Revenue Service. The Committee's decision in passing on the severe financial hardship of the Participant and the manner in which, if at all, the payment of deferred amounts shall be altered or modified shall be final, conclusive and not subject to appeal.


                               SECTION 7.  BENEFICIARY


7.1 BENEFICIARY. A Participant may designate a beneficiary or beneficiaries who, upon his death, are to receive the distributions that otherwise would have been paid to him. All designations shall be in writing and shall be effective only if and when delivered to the Secretary of the Company during the lifetime of the Participant. If a Participant designates a beneficiary without providing in the designation that the beneficiary must be living at the time of such distribution, the designation shall vest in the beneficiary all of the distributions whether payable before or after the beneficiary's death, and any distributions remaining upon the beneficiary's death shall be made to the beneficiary's estate.

       A Participant may from time to time during his lifetime change his beneficiary or beneficiaries by a written instrument delivered to the Secretary of the Company. In the event a Participant shall not designate a beneficiary or beneficiaries


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       pursuant to this Section, or if for any reason such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate and in such event, the term "beneficiary" shall include his estate.


                    SECTION 8.  RIGHTS OF EMPLOYEES, PARTICIPANTS


8.1 EMPLOYMENT. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Employee's or Participant's employment at any time, nor confer upon any Employee or Participant any right to continue in the employ of the Company or any of its Subsidiaries.

8.2 NONTRANSFERABILITY. No right or interest of any Participant in this Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge and bankruptcy. In the event of a Participant's death, payment of any amounts due under this Plan shall be made to the Participant's designated beneficiary, or in the absence of such designation, to the Participant's estate.


                              SECTION 9.  ADMINISTRATION


9.1 ADMINISTRATION. The Committee shall be responsible for the administration of the Plan. The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interest of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The Committee shall determine, within the limits of the express provisions of the Plan, the Employees to whom, and the time or times at which, participation shall be extended, and the amount which may be deferred. In making such determinations, the Committee may take into account the nature of the services rendered by such Employees or classes of Employees, their present and potential contributions to the Company's or its Subsidiaries' success and such other factors as the Committee in its discretion shall deem relevant. The determination of the Committee, interpretation or other action made or taken pursuant to the provisions of the Plan, shall be final and shall be binding and conclusive for all purposes and upon all persons.

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           SECTION 10.  AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN


10.1 AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board, upon recommendation of the Committee, at any time may terminate, and at any time and from time to time and in any respect, may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the Participant, may adversely affect in any way any amounts already deferred pursuant to Section 4.1 of this Plan.


                         SECTION 11.  MERGER OR CONSOLIDATION


11.1 MERGER OR CONSOLIDATION. If the Company shall be involved in a dissolution, liquidation, merger, or consolidation in which the Company and its Subsidiaries are not the surviving corporation, the Committee may:

       (a) terminate the Plan, and all amounts deferred, plus interest additions shall become immediately payable in full, not withstanding any other provisions to the contrary, or

       (b) permit the Plan to continue, making any necessary adjustments or modifications to reflect any impact of the dissolution, liquidation, merger, or consolidation, as determined by the Committee.

       Amounts calculated under either (a) or (b) above shall be paid in full as soon as practicable following any termination of the Plan.


                           SECTION 12.  REQUIREMENTS OF LAW


12.1 REQUIREMENTS OF LAW. The payment of cash pursuant to this Plan shall be subject to all applicable laws, rules, and regulations, and shall not be made except upon approval of proper government agencies as may be required.

12.2 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

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                            SECTION 13.  WITHHOLDING TAXES


13.1 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under this Plan an amount necessary to satisfy any Federal, state, or local withholding tax requirements.


                       SECTION 14.  EFFECTIVE DATE OF THE PLAN


14.1   EFFECTIVE DATE.  The Plan shall become effective as of November 1, 1985.

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